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                         ADVANCED RADIO TELECOM CORP.
                            STOCK OPTION AGREEMENT

     THIS AGREEMENT, made and entered into as of the ______ day of __________ 199_ between ADVANCED RADIO TELECOM CORP., a Delaware corporation (herein called the "Corporation"), and _________________, (herein called the "Optionee").

                                WITNESSETH:

     WHEREAS, under the terms and conditions hereinafter stated, the Corporation hereby grants to the Optionee on the date hereof (the "Date of Grant") pursuant to the Corporation's Restated Equity Incentive Plan (as amended from time to time, the "Plan") an option (the "Option") to purchase _________ shares of the Corporation's common stock, $.001 par value per share ("Common Stock") at an exercise price of $_____ per share, subject to adjustment as provided in the Plan (the "option price").

     NOW, THEREFORE, the Corporation and the Optionee agree as follows:

     1. DEFINITIONS. All capitalized terms not otherwise defined herein have the meanings given to them in the Plan.

     2. TERM. The term of the Option shall commence on ______________, 199_ and shall terminate at 5:00 P.M., P.S.T., on _______________ ("Expiration Date").

     3. EXERCISE. The Option may be exercised in whole or in part in accordance with the following schedule: up to __________ shares upon and after the Date of Grant, and up to an additional __________ shares upon and after the first, second, third and fourth anniversary of the Date of Grant, for an aggregate of ____________ shares. The method for exercise described in this Paragraph shall be the sole method of such exercise. The Optionee may exercise the Options by delivery to the Corporation of written notice accompanied by payment of the option price as provided in the Plan. The Option shall be considered exercised on the date the notice and payment are delivered to the President of the Corporation or deposited in the mail, as the case may be.

     4. TRANSFERABILITY OF OPTIONS. The Option shall not be transferable by the Optionee other than by will or under the laws of descent and distribution. The Option shall be exercisable during the lifetime of the Optionee only by the Optionee, the Optionee's guardian or the Optionee's legal representative.

     5. TERMINATION OF AFFILIATION. If Optionee cease to be an employee of the Corporation while an Option remains outstanding and unexercised, then the Option term shall terminate and the Option shall cease to be outstanding in accordance with the Plan. In no event, however, may any Option be exercised after the Expiration Date of such Option.

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     6. REQUIREMENTS OF LAW.  The Corporation shall not be required to sell or issue Common Stock under the Option if the issuance of such Common Stock would constitute a violation by the Optionee or the Corporation of any provisions of any state or federal law, rule or regulation. In addition, in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of the Option, the Corporation shall not be required to issue such Common Stock unless the Corporation has received evidence satisfactory to it to the effect that the Optionee will not transfer such shares except pursuant to a registration statement in effect under such Act, or unless an opinion of counsel to the Corporation has been received by the Corporation to the effect that such registration is not required. Any determination in this connection by the Corporation shall be final, binding and conclusive. In the event the shares issuable on exercise of the Option are not registered under the Securities Act of 1933, the Corporation may imprint the following legend or any other legend which counsel for the Corporation considers necessary or advisable to comply with the Securities Act of 1933:

           "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer."

        The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended); and in the event any shares are so registered the Corporation may remove any legend on certificates representing such shares. The Corporation shall not be obligated to take any other affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with any state or federal law, rule or regulation.

     7. NO RIGHTS AS STOCKHOLDER. Except as otherwise provided in the Plan, the Optionee shall have no rights as a stockholder with respect to Common Stock covered by the Option until the date of issuance to the Optionee of a stock certificate for such Common Stock.

     8. EMPLOYMENT OBLIGATION. The granting of the Option shall not impose upon the Corporation any obligation to employ or become affiliated with or continue to employ or be affiliated with the Optionee. The right of the Corporation to terminate the employment of or its affiliation with the Optionee or any other person shall not be diminished or affected by reason of the fact that the Option has been granted to the Optionee.

                                     -2-

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     9. WITHHOLDING AND REPORTING.  The Corporation's obligation to deliver shares of Common Stock or to make any payment upon the exercise of the Option shall be subject to applicable federal, state and local tax withholding and reporting requirements.

    10. SUBJECT TO PLAN. The Option is subject to all the terms, conditions, limitations and restrictions contained in the Plan, as amended from time to time, which shall be controlling in the event of any conflicting or inconsistent provisions.

   12. INTERPRETATION OF AGREEMENT; GOVERNING LAW. The Option granted pursuant hereto is intended to be an "incentive stock option" within the meaning of the Internal Revenue Code of 1986, as amended. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Washington.

                                       ADVANCED RADIO TELECOM CORP.


                                       By:    ______________________________
                                       Name:  ______________________________
                                       Title: ______________________________

        The optionee hereby acknowledges that he has received and reviewed a copy of the Plan and accepts and agrees to be bound by all terms and conditions hereof and thereof.


___________________________________

Date: _____________________